UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 80 Firestone, Colorado	80520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, the board of directors (the “Board”) of Rare Element Resources Ltd. (the “Registrant”), appointed Josef Bilant as the Chief Operating Officer of the Registrant, effective as of October 5, 2026.

Mr. Bilant, 41, has more than 18 years of experience in chemical, mineral, and mining operations.  Most recently, he served as Site Manager for Lithium Americas Corp.’s (“LAC”) Thacker Pass Project (October 2025–October 2026).  Prior to that role, Mr. Bilant held progressively senior positions at LAC, including Project Manager (April 2021–January 2024) and Manager, Process and Mining (January 2024–October 2025).  Prior to LAC, Mr. Bilant served in several roles at Coeur Mining, Inc.’s Rochester Mine in Nevada, including Process Manager (September 2020–February 2021), Operations Support Manager (November 2019–September 2020), Process Superintendent (August 2014–November 2019), and Chief Metallurgist (March 2013–August 2014).  Earlier in his career, Mr. Bilant served as Chief Metallurgist at Comstock Mining Inc. (August 2012–March 2013), Senior Metallurgist & Refinery Area Manager at Queenstake Resources Inc. (August 2010–August 2012), and Junior Metallurgist at Golden Predator Mines Inc. (now known as Scandium International Mining Corp.) (July 2008–August 2010).  Mr. Bilant holds a Master of Business Administration from Temple University’s Fox School of Business and a Bachelor of Applied Science in Metallurgical Engineering from Montana Technological University. There are no family relationships between Mr. Bilant and any director or executive officer of the Registrant.

On September 8, 2026, Rare Element Resources, Inc., a wholly owned subsidiary of the Registrant (the “Company”), and Mr. Bilant entered into an employment agreement (the “Employment Agreement”), which provides that (i) his initial annual base salary is US$330,000; (ii) he will receive a one-time sign-on bonus in the amount of US$99,000, payable after the end of calendar year 2026, and subject to certain specified repayment obligations if his employment is terminated in certain circumstances on or before October 5, 2028; (iii) commencing in calendar year 2027, he will be eligible to earn an annual performance bonus whose target is 30% of the base salary, subject to agreed upon performance objectives; (iv) he will be eligible to receive such long-term incentive awards as may be determined by the Board; and (v) he will be eligible to participate in the employee benefit programs of the Company.

Pursuant to the terms of the Employment Agreement, Mr. Bilant is entitled to separation benefits in the event that his employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Bilant for “good reason” (as defined in the Employment Agreement), in either case only if such termination occurs after his completion of at least one year of continuous employment or is in connection with a change in control. “Good reason” generally includes a material or adverse change in reporting level, authority, job duties, resources, budget, or responsibilities, a material reduction in base salary unless a proportionate reduction is made to the base salary of all members of the Company Group’s (as defined in the Employment Agreement) senior management team in certain circumstances, or a material breach of the Employment Agreement by the Company, in each case which the Company has failed to cure.  The separation benefits to be received by Mr. Bilant upon termination under the circumstances described above consist of (i) a payment equal to one year of his base salary in effect on the date of termination, paid in a lump sum on the sixtieth (60th) day after the date of such termination, (ii) a pro-rated annual bonus for the year of termination based on performance measured against the relevant performance objectives, and (iii) reimbursement of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums for up to twelve (12) months following termination.  Payment of the separation benefits is conditioned on Mr. Bilant’s execution of a release of claims.

Pursuant to the terms of the Employment Agreement, Mr. Bilant will be indemnified by the Company for all losses, settlements and other amounts arising from all claims or proceedings in which he may be involved relating to the business or affairs of the Company if in each case he acted in good faith and in a manner that he believed to be in the best interest of the Company, and his conduct did not constitute gross negligence or willful or wanton misconduct.  In addition, during the term of Mr. Bilant’s employment and for six years after his employment terminates, or so long as the Company’s directors and officers liability insurance or indemnification policy (the “D&O Policy”) remains in effect, whichever period is shorter, Mr. Bilant will be entitled to coverage under the D&O Policy.

Under the Employment Agreement, Mr. Bilant agreed to certain confidentiality obligations with respect to proprietary information of the Company Group gained as a result of his employment.  In addition, he is subject to non-compete provisions under the Employment Agreement that prohibit him, during the term and for one year following termination, from engaging in any “competitive business” (as defined in the Employment Agreement), which includes rare earth activities similar to the Company’s actual or planned operations, without geographic limitation, and certain gold-related activities within a five-mile radius of the Bear Lodge Project, unless Mr. Bilant is terminated by the Company without cause.  Mr. Bilant is also prohibited during the term of the Employment Agreement and for one year following termination from soliciting the services of any employee of or consultant to the Company Group or the business of any customer of the Company Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2026

RARE ELEMENT RESOURCES LTD.

By:	/s/ Wayne E. Rich
Name:	Wayne E. Rich
Title:	Chief Financial Officer